CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 1-A/A of Sugarmade, Inc. and subsidiary of our report dated October 15, 2020 relating to our audits of the June 30, 2020 and June 30, 2019 consolidated financial statements, which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ L&L CPAs, PA

L&L CPAs, PA

Plantation, FL

November 30, 2020